WELLS FARGO BANK, N.A.
PO BOX 63020
SAN FRANCISCO, CA 94163

JORE CORPORATION
GENERAL ACCOUNT
45000 HIGHWAY 93 S
RONAN MT 59864
                                                                     Page 1 of 1

                                                      Account Number:513-0001224

                                                   Statement Start Date:06/01/01
                                                     Statement End Date:06/30/01

                    For Customer Assistance: Call your Customer Service Officer or Client Services 1-800-AT WELLS (289-3557) 5:00 AM to 6:00 PM Pacific Time Monday - Friday

Account Number   Beginning Balance  Total Credits  Total Debits   Ending Balance

WellsOne
Account
513-0001224            0.00              0.00           0.00           0.00

Electronic Debitsl Bank Debits

Effective         Posted             Amount             Transaction Detail
Date              Date
                  Jun 01               0.00             Payoff Debit,
                                                        Non-Interest Without Fee

Daily Ledger Balance Summary

 Date              Balance     Date            Balance    Date           Balance
 May 31               0.00     Jun 01            0.00

         Average Daily Ledger Balance            0.00

Thank you for banking with Wells Fargo.
Member FDIC